SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2010

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Elimination of Certain Perquisites; Named Executive Officer Base Salary Increases

On November 29, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of Coherent, Inc. (the “Company”) eliminated certain perquisites that had historically been provided to the Company’s named executive officers.

First, the Company’s named executive officers currently receive either (a) a monthly automobile allowance or (b) a leased automobile.  The Company’s named executive officers also currently receive a medical benefit and a deferred compensation plan benefit, as described in the Company’s annual proxy statement.  These perquisites will terminate December 31, 2010, except that due to early termination penalties associated with the automobile leases, the Committee determined to continue them until their scheduled expiration dates.

In order to mitigate the financial effects of eliminating the perquisites (the automobile benefit, medical benefit and deferred compensation benefit), the Committee increased the base salary of each of the named executive officers in an amount equal to $35,000 per year.  The Committee also approved annual base salary increases as follows:

•                  a $10,000 annual base salary increase for the Company’s chief executive officer, John Ambroseo,

•                  a $25,000 annual base salary increase for the Company’s Executive Vice President, Mark Sobey, and

•                  a $4,000 annual base salary increase for the Company’s Executive Vice President and Chief Technology Officer, Luis Spinelli.

These base salary increases are all effective on January 2, 2011.

The following chart sets forth each named executive officer’s current annual base salary and their increased base salary effective as of January 2, 2011:

Named Executive Officer	Current Annual Base Salary	Annual Base Salary on January 2, 2011
John Ambroseo	$580,000	$625,000
Helene Simonet	$370,000	$405,000
Mark Sobey	$300,000	$360,000
Bret DiMarco	$300,000	$335,000
Luis Spinelli	$256,000	$295,000

Variable Compensation Plan 2011 Performance Metrics

On October 14, 2010, the Committee established performance metrics for fiscal year 2011 under its Variable Compensation Plan (the “VCP”).  The fiscal year 2011 performance metrics are based upon achieving semi-annual (each six month period of the fiscal year) pro forma EBITDA dollar targets, subject to achieving certain bi-annual revenue thresholds.  For purposes of the VCP, “pro forma EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, equity compensation expenses, major restructuring charges, the impact of mergers and acquisitions and certain other non-operating income and expense items.

The amount each participant may receive can vary between 0% and 300% of the targeted amount.  If the Company fails to meet at least the minimum goal for adjusted EBITDA dollar achievement and the revenue threshold for a particular semi-annual period, the participant would not receive any bonus for that particular period.  The adjusted EBITDA dollar and revenue achievement are calculated after the conclusion of each applicable semi-annual fiscal period.

On November 29, 2010 the Committee determined the fiscal year 2011 target bonuses in the Variable Compensation Plan for our named executive officers, which were the same as for fiscal year 2010, as follows (expressed as a percentage of their respective base salaries): John Ambroseo: 100%; Helene Simonet: 70%; Mark Sobey: 60%; Luis Spinelli: 50%; and Bret DiMarco: 50%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: December 3, 2010
	By:	/s/ Helene Simonet
Helene Simonet
Executive Vice President and
Chief Financial Officer